Exhibit 23.01

Consent of Independent Certified Public Accountants

Board of Directors

I.C. Isaacs & Company, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S–8 (333–63871) and (333-46916) of our reports dated February 22, 2002 relating to the consolidated financial statements and schedule of I.C. Isaacs & Company, Inc. appearing in the Company’s Annual Report on Form 10–K for the year ended December 31, 2001.

BDO Seidman, LLP

Washington, D.C.

March 29, 2002

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